EXHIBIT 10.8

THIRD AMENDMENT TO LOAN AGREEMENT

AND TO OTHER LOAN DOCUMENTS

THIS THIRD AMENDMENT TO LOAN AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Third Amendment”) dated as of January 10, 2003, is entered into by and between WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”) and RFC CONSTRUCTION FUNDING CORP., a Delaware corporation (the “Lender”).

RECITALS

A. Lender, as assignee of Residential Funding Corporation, a Delaware corporation, has agreed to make a loan to Borrower, in the original principal amount of up to One Hundred Million Dollars ($100,000,000) (the “Loan”) pursuant to the terms of the Loan Agreement dated as of September 25, 2000, as amended by a First Amendment to Loan Agreement dated as of July 13, 2001, as amended by a Second Amendment to Loan Agreement and to Other Loan Documents dated as of March 28, 2002 (as the same may be amended or otherwise modified from time to time, the “Loan Agreement”), and in connection therewith Borrower has made, executed and delivered to Lender that certain Promissory Note dated March 28, 2002 (as the same may be restated, renewed, amended or otherwise modified from time to time, the “First Replacement Note”) payable to the order of the Lender in the original principal amount of One Hundred Million Dollars ($100,000,000).

B. The Borrower has requested that the Lender amend the Loan Agreement to, among other things, (i) increase the Loan Amount from $100,000,000 to $150,000,000, (ii) include a new $15,000,000 letter of credit facility in the Loan Agreement, and (iii) make certain other amendments to the Loan Agreement and the other Loan Documents.

C. As a condition to granting the Borrower’s requests, the Lender has required the execution and delivery of this Third Amendment by the Borrower.

D. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given those terms in Loan Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

Section 1. Recitals. The Recitals hereinabove contained are true and correct and made a part of and incorporated into the Loan Agreement.

Section 2. Amendments to Existing Definitions of the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by replacing the existing definitions of “Borrowing Base Allowable Disbursement Amount”, “Commitment Fee”, “Independent Project Commitment Amount”, “Letter of Credit”, “Letter of Credit Amount”, “Loan Amount” and “Note” with the following amended definitions of “Borrowing Base Allowable Disbursement Amount”, “Commitment Fee”, “Independent Project Commitment Amount”, “Letter of Credit”, “Letter of Credit Amount”, “Loan Amount” and “Note”:

“‘Borrowing Base Allowable Disbursement Amount’ shall mean, on any date of determination, as determined by Lender, the amount of the Loan available to be disbursed with respect to the Borrowing Base Collateral, which amount shall be the lesser of (a) the Loan Amount minus the sum of (i) the outstanding principal balance of advances under the Loan made for the acquisition of Land and Development Work for all Projects, plus (ii) the sum of the Borrowing Base Outstanding Amount and the aggregate amount of all outstanding Obligations of Reimbursement with respect to Letters of Credit which have been drawn upon, or (b) the Borrowing Base Value minus the sum of the Borrowing Base Outstanding Amount and the aggregate amount of all outstanding Obligations of Reimbursement with respect to Letters of Credit which have been drawn upon.”

“‘Commitment Fee’ shall mean the fee the Borrower is required to pay to the Lender during the period from the date of this Loan Agreement through the Maturity Date, which fee shall be (i) for the period through and including March 31, 2002, an amount equal to one-half of one percent (.50%) per annum of Seventy-Five Million Dollars ($75,000,000), to be paid in quarterly installments as provided in Section 2.4, (ii) for the period from and after April 1, 2002 through and including January 10, 2003, an amount equal to one-half of one percent (.50%) per annum of One Hundred Million Dollars ($100,000,000), to be paid in quarterly installments as provided in Section 2.4, and (iii) for the period from and after January 10, 2003, an amount equal to one-half of one percent (.50%) per annum of One Hundred Fifty Million Dollars ($150,000,000), to be paid in quarterly installments as provided in Section 2.4; provided, however, to the extent that after January 10, 2003 the maximum amount of the Loan Amount is reduced by the Borrower to less than One Hundred Fifty Million Dollars ($150,000,000) in accordance with the provisions of Section 2.15, the Commitment Fee shall be payable on such reduced maximum amount of the Loan Amount from and after the date on which such reduction under Section 2.15 becomes effective.”

“‘Independent Project Commitment Amount’ shall mean, at any date of determination, the aggregate amount of outstanding loan commitments issued by the Lender (RFC Construction Funding Corp.) and/or Residential Funding Corporation to the Borrower or its Affiliates with respect to projects which are not cross-collateralized with the Projects and which are evidenced by promissory notes other than the Note, which “Independent Project Commitment Amount” shall (i) specifically include the loan commitment in the initial amount of $23,473,200 with respect to the project known as Sterling Glen at Ladera Ranch in Orange County, California, the loan commitment in the initial amount of $20,644,320 with respect to the project known as Davenport at Ladera Ranch in Orange County, California, and any loan commitment now or hereafter with respect to the project known as Walden Park at Ladera Ranch in Orange County, California, and (ii) specifically not include that certain loan commitment in the initial amount of $12,566,362 issued by Residential Funding Corporation to the Borrower with respect to the acquisition and development project known as Sycamore Ranch located in Fallbrook, San Diego County, California. For purposes of this Agreement, the “Independent Project Commitment Amount” shall (i) automatically increase by the amount of any new loan commitment issued by the Lender (RFC Construction Funding Corp.) or Residential Funding Corporation to the Borrower or its Affiliates with respect to a project which is not cross-collateralized with the Projects and which is evidenced by a promissory note other than the Note, with such automatic increase to become effective on the date of issuance of such new loan commitment, and (ii) reduce by the amount of any reduction in the Independent Project Commitment Amount, with such reduction to become effective only upon delivery by the Lender (RFC Construction Funding Corp.) or Residential Funding Corporation to the Borrower or its applicable Affiliate of a written notice which serves to reduce a specific loan commitment by the amount specified in such written notice.”

“‘Letter of Credit’ shall mean any letter of credit issued by GMAC as contemplated by Section 6.24 of this Agreement.”

“‘Letter of Credit Amount’ shall mean the sum of (a) the aggregate amount available for drawing under all of the outstanding Letters of Credit and (b) the aggregate amount of all outstanding Obligations of Reimbursement with respect to Letters of Credit which have been drawn upon.”

“‘Loan Amount’ shall mean, at any date of determination, an amount equal to (a) One Hundred Fifty Million Dollars ($150,000,000), minus (b) the outstanding principal amount of the loans under the Independent Project Commitment Amount, subject to reduction pursuant to Section 2.15.”

“‘Note’ shall mean that certain Revolving Promissory Note dated as of the date of the Third Amendment to Loan Agreement and to Other Loan Documents and executed by Borrower, as maker, and made payable to the order of Lender, as holder, in the amount of One Hundred Fifty Million Dollars ($150,000,000) and maturing on the Maturity Date, to evidence the Loan, as such Revolving Promissory Note may be amended or otherwise modified from time to time, which Note has been issued in replacement of and substitution for, but not in payment of, that certain Revolving Promissory Note dated as of March 28, 2002 and executed by Borrower, as maker, and made payable to the order of the Lender, as holder, in the amount of One Hundred Million Dollars ($100,000,000).”

Section 3. Addition of New Definitions to Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions of “GMAC”, “Obligation of Reimbursement”, “Special Collateral Account” and “Third Amendment to Loan Agreement and to Other Loan Documents”:

“‘GMAC’ means General Motors Acceptance Corporation, a Delaware corporation.

“‘Obligation of Reimbursement’ has the meaning specified in Section 6.24(e) of the Loan Agreement.”

“‘Special Collateral Account’ has the meaning specified in Section 6.24(i) of the Loan Agreement.

“‘Third Amendment to Loan Agreement and to Other Loan Documents’ means that certain Third Amendment to Loan Agreement and to other Loan Documents dated as of January 10, 2003, between the Borrower and the Lender.”

Section 4. Amendment to Section 2.1(a) of the Loan Agreement. Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(a) Lender agrees, on the terms and conditions hereinafter set forth, to make the Loan to Borrower for the purpose of providing financing for Projects; provided, however, that (i) the sum of the outstanding principal balances of advances under the Loan made for the acquisition of Land and Development Work for all Projects, the Borrowing Base Outstanding Amount and the Letter of Credit Amount shall not exceed at any time the Loan Amount, (ii) the advances of the Loan made with respect to the acquisition of Land and the Development Work for any given Project shall not exceed at any time the Acquisition and Development Amount for such Project, (iii) the Borrowing Base Outstanding Amount shall not exceed at any time the Borrowing Base Value, and (iv) the obligation of the Lender to make the Loan is conditioned upon, among other things, the Lender’s receipt of the documents set forth in Exhibit A attached hereto. Borrower and Lender acknowledge that although the sum of the Acquisition and Development Amounts for all Projects, the Borrowing Base Outstanding Amount and the Letter of Credit Amount at any given date of determination may exceed the Loan Amount, Lender shall have no obligation to make any advance of Loan proceeds which would cause the sum of the outstanding principal balance of the Loan and the Letter of Credit Amount to exceed the Loan Amount. The Borrower shall repay the Loan pursuant to Section 2.6, may prepay the Loan pursuant to Section 2.8 and may reborrow proceeds of the Loan pursuant to this Section 2.1(a). The Borrower acknowledges and agrees that the Borrower will not request, and the Lender shall have no obligation to make available to the Borrower, any advance of the Loan which, after giving effect to such advance of the Loan, would cause the outstanding principal balance of the Loan to exceed $100,000,000 until such time as the requirements in subsections (a) and (b) of Section 5.8 of this Loan Agreement shall have been satisfied.”

Section 5. Amendment to Section 5.4 of the Loan Agreement. Section 5.4 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Section 5.4 Financial Covenants. Borrower shall cause the Guarantor to comply with each of the following financial covenants:

“(a) Tangible Net Worth. The Guarantor and its Subsidiaries (including the Borrower) shall maintain at all times a Tangible Net Worth equal to or in excess of the amount set forth below opposite the applicable period set forth below:

Applicable Period	Minimum Tangible Net Worth Amount

As of March 31, 2002	$120,000,000

June 30, 2002 and each calendar quarter thereafter	The Required Tangible Net Worth Amount

As used in this Section 5.4, the “Required Tangible Net Worth Amount” for any given calendar quarter shall be an amount equal to the sum of the minimum Tangible Net Worth required under this Section 5.4 as of the immediately preceding calendar quarter plus fifty percent (50%) of the Net Income realized by the Guarantor and its Subsidiaries (including the Borrower) during the then-ended calendar quarter (with any net loss counting as zero in such calculation).

(b) Ratio of Total Liabilities to Tangible Net Worth. The Guarantor and its Subsidiaries (including the Borrower) will maintain at all times the ratio of its Total Liabilities to Tangible Net Worth of not more than 3.50 to 1.00.”

Section 6. Addition of New Section 5.8 to the Loan Agreement. Article V of the Loan Agreement is hereby amended by adding the following new Section 5.8 immediately after existing Section 5.7:

“Section 5.8. Deed of Trust Modification Agreements and Title Policy Endorsements related to the Third Amendment to Loan Agreement and to Other Loan Documents. Within thirty (30) calendar days after the date of the Third Amendment to Loan Agreement and to Other Loan Documents, the Borrower will (a) execute and deliver to the Lender a Deed of Trust Modification Agreement in form and content acceptable to the Lender with respect to each existing Deed of Trust, which shall, among other things, amend each such Deed of Trust to expressly secure the Loan in the principal amount of $150,000,000, and (b) will cause the Title Company to issue to the Lender a Title Policy Endorsement in form and content acceptable to the Lender with respect to each Title Policy, pursuant to which the aggregate amount of title insurance provided under the Title Policies is increased to $150,000,000 and pursuant to which the Title Company expressly insures the lien of each existing Deed of Trust, as amended by the applicable Deed of Trust Modification Agreement, subject only to such exceptions as are approved by the Lender.”

Section 7. Amendment to Section 6.24 of the Loan Agreement. Section 6.24 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Section 6.24 Letters of Credit.

(a) Subject to the terms and conditions set forth in this Section 6.24 and elsewhere in this Loan Agreement, the Lender agrees to use its best efforts to arrange for the issuance by GMAC of Letters of Credit requested by the Borrower, in substantially the form of Exhibit A to the Third Amendment to Loan Agreement and to Other Loan Documents, subject to the following conditions: (i) the Lender, in its sole discretion, shall have approved the issuance of any such requested Letter of Credit, and such Letter of Credit is to be issued for the exclusive purpose of providing security to a seller in lieu of a cash deposit with respect to a proposed purchase of land by the Borrower from such seller or for such other purpose as the Lender shall have approved in its sole discretion, (ii) the Letter of Credit Amount shall not exceed Fifteen Million Dollars ($15,000,000) at any time, (iii) the Lender shall not arrange for the issuance of any such requested Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the outstanding principal balance of the Loan and the Letter of Credit Amount would exceed the Loan Amount, (iv) the Lender shall not arrange for the issuance of any such requested Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the Letter of Credit Amount would exceed fifty percent (50%) of the outstanding principal balance of the Loan, (v) the Lender shall not arrange for the issuance of any such requested Letter of Credit which would have an expiry date which is more than one (1) year from the date of issuance of such Letter of Credit or which is later than the Approval Period Termination Date, and (vi) the Lender shall not attempt to arrange for the issuance of any such requested Letter of Credit if GMAC is unable or unwilling to issue such requested Letter of Credit.

(b) Whenever the Borrower desires to obtain issuance of a Letter of Credit, the Borrower shall request the same by written notice to the Lender, which notice shall specify the requested amount of such Letter of Credit, the requested beneficiary of such Letter of Credit and the purpose of such requested Letter of Credit, together with all relevant information related to the requested Letter of Credit, including, without limitation, a copy of the related land purchase agreement, and such other information related to such requested Letter of Credit as the Lender shall request. If requested by the Lender, the Borrower shall execute such letter of credit applications, agreements and other documentation as the Lender may require on the forms provided by the Lender. Upon the Lender’s approval of a requested Letter of Credit and upon satisfaction of all other conditions to issuance of such Letter of Credit set forth in this Agreement, the Lender shall request that GMAC issue and deliver the requested Letter of Credit; provided, however, in no event shall the Lender have any liability to the Borrower or to any other Person in the event GMAC does not issue or deliver the Letter of Credit as requested. In the event that GMAC advises the Lender that GMAC will not issue a requested Letter of Credit, the Lender shall promptly notify the Borrower of GMAC’s determination not to issue the requested Letter of Credit.

(c) The Borrower hereby agrees to pay to the Lender, for each Letter of Credit, a fee equal to the sum of (i) one and one-fourth of one percent (1.25%) per annum of the face amount of such Letter of Credit for the period commencing on the date of issuance of such Letter of Credit and ending on the expiry day of such Letter of Credit, and (ii) the fees, if any, required by GMAC for issuing such Letter of Credit. In the event that GMAC advises the Lender that GMAC will charge a fee for issuing any requested Letter of Credit, the Lender shall promptly notify the Borrower of the amount of such fee prior to issuance of such requested Letter of Credit. The foregoing letter of credit fees shall be payable in advance to the Lender prior to issuance of such Letter of Credit. In addition to the foregoing fees, the Borrower shall pay to the Lender, on written demand by the Lender, all administrative fees charged by the Lender or GMAC in connection with the honoring of drafts under such Letter of Credit and all other activity with respect to such Letter of Credit.

(d) The Borrower and the Lender acknowledge and agree as follows:

(1) The Lender is not obligated to provide, obtain or procure any Letter of Credit;

(2) The Lender’s sole obligation to the Borrower with respect to the Letters of Credit are as set forth in this Agreement and the other Loan Documents;

(3) The Lender has an absolute right to decline approval for any requested Letter of Credit if (i) any Event of Default or Potential Default has occurred and is continuing, or (ii) the Lender decides, in its sole discretion for any reason, not to approve the requested Letter of Credit.

(e) The Borrower hereby irrevocably agrees to reimburse the Lender with respect to all amounts drawn on any Letter of Credit plus any and all reasonable charges and expenses incurred relative to any such drawing on any such Letter of Credit (all such amounts with respect to any such Letter of Credit are hereinafter referred to, collectively, as the “Obligation of Reimbursement” with respect to such Letter of Credit). Subject to all of the terms and conditions set forth in this Agreement, in the event the Borrowing Base Allowable Disbursement Amount (excluding any reduction thereto attributable to the Obligation of Reimbursement related to any given Letter of Credit) is sufficient to permit the Borrower to request a disbursement of the Loan under the ABF Program for the purposes of repaying the Obligation of Reimbursement with respect to such Letter of Credit, then the Borrower may request a disbursement under the ABF Program for the purpose of repaying the Obligation of Reimbursement with respect to such Letter of Credit. In addition, in the event that the Obligation of Reimbursement with respect to such Letter of Credit has not been fully repaid within five (5) Business Days following any drawing under such of Letter of Credit, the Lender, without any request from or notice to the Borrower, is hereby irrevocably authorized to (but has no obligation to) make a disbursement of the Loan in an amount equal to the amount paid by the Lender or any Affiliate of the Lender to GMAC to reimburse GMAC for any amount paid by GMAC in connection with a draw on any Letter of Credit plus any and all reasonable charges and expenses incurred relative to any such drawing, regardless of whether the Borrowing Base Allowable Disbursement Amount (excluding any reduction thereto attributable to the Obligation of Reimbursement related to such Letter of Credit) is sufficient to permit the Borrower to request a disbursement of the Loan under the ABF Program. The Borrower’s failure to fully repay any Obligation or Reimbursement with respect to a Letter of Credit within five (5) Business Days following any drawing under such Letter of Credit shall constitute an Event of Default under this Agreement.

(f) Any unpaid Obligation of Reimbursement with respect to a Letter of Credit shall bear interest at the interest rate then in effect under the Note and shall be calculated on the basis of a 360 day year, comprised of twelve (12) thirty (30) day months. Interest due with respect to an unpaid Obligation of Reimbursement shall be due and payable from time to time on demand of the Lender.

(g) The obligations of the Borrower to the Lender with respect to repayment of any Obligation or Reimbursement with respect to any Letter of Credit, or any disbursement of the Loan under this Section 6.24 with respect thereto, shall be absolute, unconditional and irrevocable to the extent permitted by law, and shall be performed strictly in accordance with the terms of this Loan Agreement, irrespective of any of the following circumstances:

(1) any lack of validity or enforceability of any Loan Document, any Letter of Credit, any of the documents relating to any Letter of Credit, or any other agreement or instrument underlying any Loan Documents or any Letter of Credit, or any failure to comply strictly with the terms of any Loan Document, any Letter of Credit or any other agreement or instrument;

(2) any amendment or waiver of, or consent to departure from, any Letter of Credit, any document relating thereto or any Loan Document;

(3) the existence of any claim, setoff, defense or other right which the Lender, any Affiliate of Lender or the Borrower may have at any time against any other party or any beneficiary or any transferee of any Letter of

Credit (or any persons or entities for whom any such party or beneficiary or any such transferee may be acting), the issuer of any Letter of Credit or any other person or entity, whether in connection with a Letter of Credit, any document relating thereto, any Loan Document, any agreement or transaction underlying a Letter of Credit or any unrelated transactions;

(4) any statement, certificate, draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(5) payment by the issuer of a Letter of Credit under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

(6) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h) Without limiting in any way any Obligation of Reimbursement with respect to a Letter of Credit or any disbursement of the Loan under this Section 6.24 which is owing by the Borrower to the Lender, the Borrower reserves any claim which the Borrower may have against the Lender to the extent of any direct damages (as opposed to consequential or exemplary damages) suffered by the Borrower as a result of the gross negligence or willful misconduct of the Lender or GMAC in connection with the honoring or other administration of such Letter of Credit. Nothing in this Section 6.24(h) shall be construed as a reservation by the Borrower of a claim against GMAC to the extent of any damages suffered by the Borrower as a result of the gross negligence or willful misconduct of the Lender or GMAC in connection with the honoring or other administration of any Letter of Credit.

(i) If at any time the Letter of Credit Amount shall exceed fifty percent (50%) of the outstanding principal balance of the Loan, upon request of the Lender, the Borrower shall immediately deliver to Lender for deposit by the Lender in a collateral account pledged to the Lender (the “Special Collateral Account”) an amount equal to the amount by which the Letter of Credit Amount exceeds fifty percent (50%) of the outstanding principal balance of the Loan. The Borrower hereby grants the Lender a security interest in the Special Collateral Account and in all amounts now or hereafter in the Special Collateral Account to secure payment of all obligations now or hereafter owing by the Borrower to the Lender. The Borrower agrees to execute such agreements and other documentation as the Lender shall reasonably request from time to time to evidence such security interest. All interest or other earnings on amounts in the Special Collateral Account shall be credited to the Special Collateral

Account. Following the occurrence of an Event of Default, amounts in the Special Collateral Account may be applied by the Lender at any time or from time to time to the obligations now or hereafter owing by the Borrower to the Lender in such order of application as the Lender shall determine in its sole discretion. The Borrower shall have no right to withdraw or otherwise obtain any funds from the Special Collateral Account. In the event that the Letter of Credit Amount shall cease to exceed fifty percent (50%) of the outstanding principal balance of the Loan or to the extent that the amount of funds in the Special Collateral Account exceeds the amount by which the Letter of Credit Amount exceeds fifty percent (50%) of the outstanding principal balance of the Loan, so long as no Potential Default or Event of Default exists, upon written request received by the Lender form the Borrower, the Lender shall release such excess amount from the Special Collateral Account to the Borrower.

(j) The Borrower recognizes and acknowledges that all real and personal property given as security for the Loan also secures the Borrower’s obligations to the Lender with respect to the Letters of Credit.

Section 8. Amendment to Section 8.1(l) of the Loan Agreement. Section 8.1(l) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(l) the Borrower shall fail to comply with, or shall fail to cause the Guarantor to comply with, any of the covenants set forth in Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6, or Section 5.7 or Section 5.8.”

Section 9. Amendment to Section 8.1(x) of the Loan Agreement. Section 8.1(x) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(x) an event of default (however described) shall occur under any loan agreement or related loan document (other than under the Loan Agreement or under the Loan Documents) between the Borrower and the Lender (RFC Construction Funding Corp.), Residential Funding Corporation or any successor or assign thereof; or”

Section 10. Addition of Section 8.1(y) to the Loan Agreement. Section 8.1 of the is hereby amended by adding the following new subsection (y) immediately following existing subsection (x):

“(y) the failure of the Borrower to pay in full any Obligation of Reimbursement owing by the Borrower to the Lender with respect to a Letter of Credit within five (5) Business Days following any drawing under such Letter of Credit.”

Section 11. Maximum Sum of Outstanding Principal Amount of Advances under the Loan under the Loan Agreement, Letter of Credit Amount under the Loan Agreement and Outstanding Principal Balance of Loans under the Independent Project Commitment Amount. Notwithstanding anything to the contrary in the Loan Agreement or in any other loan agreement related to any loan included in the Independent Project Commitment Amount, neither the Lender (RFC Construction Funding Corp.) nor Residential Funding Corporation shall have any obligation to make any advance of the Loan under the Loan Agreement, to consider a request for issuance of a Letter of Credit under the Loan Agreement or to make any advance under any loan under the Independent Project Commitment Amount if, after giving effect to the making of any such advance or the issuance of any such Letter of Credit, the sum of the aggregate outstanding principal amount of advances under the Loan under the Loan Agreement, the Letter of Credit Amount under the Loan Agreement and the aggregate outstanding principal amount of loans under the Independent Project Commitment Amount would exceed One Hundred Fifty Million Dollars ($150,000,000).

Section 12. Amendment to Environmental Indemnity. Recital A of the Environmental Indemnity is hereby amended in its entirety to read as follows:

“A. Lender and Indemnitor have entered into a Loan Agreement dated as of September 25, 2000, as amended by a First Amendment to Loan Agreement dated as of July 13, 2001, by a Second Amendment to Loan Agreement and to Other Loan Documents dated as of March 28, 2002 and by a Third Amendment to Loan Agreement and to Other Loan Documents dated as of January 10, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Loan Agreement, the “Loan Agreement”), pursuant to which Lender has agreed to make a revolving acquisition, development and construction loan to Indemnitor in the principal amount of up to One Hundred Fifty Million Dollars ($150,000,000) (the “Loan”), which Loan is evidenced by that certain Revolving Promissory Note dated as of January 10, 2003, made by Indemnitor to Lender (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Revolving Promissory Note, the ‘Note’).”

Section 13. Amendment to Assignment. Recital A of the Assignment is hereby amended in its entirety to read as follows:

“A. Lender has agreed to make a revolving loan to Borrower in a principal amount of up to One Hundred Fifty Million Dollars ($150,000,000) (the “Loan”) pursuant to the terms of a Loan Agreement dated as of September 25, 2000, as amended by a First Amendment to Loan Agreement dated as of July 13, 2001, by a

Second Amendment to Loan Agreement and to Other Loan Documents dated as of March 28, 2002 and by a Third Amendment to Loan Agreement and to Other Loan Documents dated as of January 10, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed or delivered in renewal, extension, rearrangement or otherwise in replacement of said Loan Agreement, the “Loan Agreement”), the proceeds of which Loan are available to the Borrower subject to the terms and conditions of the Loan Agreement.”

Section 14. Conditions Precedent to Effectiveness of the Third Amendment to Loan Agreement and to Other Loan Documents. This Third Amendment shall become effective when the Lender shall have received the following, each in form and content acceptable to the Lender in its sole discretion:

(a) This Third Amendment, duly executed on behalf of the Borrower and duly consented to by the Guarantor;

(b) A Revolving Promissory Note of the Borrower, payable to the order of the Lender in the original principal amount of $150,000,000, duly executed on behalf of the Borrower;

(c) A Second Amendment to Guaranty, duly executed on behalf of the Guarantor;

(d) A copy of the resolutions adopted by the board of directors of the Borrower authorizing the Borrower to enter into this Third Amendment, the Revolving Promissory Note described in (b) above, the Deed of Trust Modification Agreements and any other documents or agreements contemplated by this Third Amendment, certified as true and correct and in full force and effect by the Secretary or other appropriate officer of the Borrower;

(e) A copy of the resolutions adopted by the board of directors of the Guarantor authorizing the Guarantor to enter into the Second Amendment to Guaranty and any other documents or agreements contemplated by this Third Amendment, certified as true and correct and in full force and effect by the Secretary or other appropriate officer of the Guarantor;

(f) An opinion of counsel to Borrower and Guarantor in form and content acceptable to the Lender.

Section 15. Representations and Warranties of Borrower. The Borrower represents, warrants and agrees that: (i) there exists no Potential Default or Event of Default under the Loan Documents; (ii) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Borrower, enforceable in accordance with their terms, as modified herein; (iii) the Lender is not in default under any of the Loan Documents; (iv) the Borrower does not have any offset or defense to its performance or obligations under any of the Loan Documents; (v) the representations contained in the Loan Documents remain true and accurate in all respects; and (vi) there has been no Material Adverse Change from the date of any of the Loan Documents to the date of this Third Amendment.

Section 16. Effect on Documents. Except as expressly modified by this Third Amendment, the Loan Agreement shall otherwise be unchanged and shall remain in full force and effect and the Borrower ratifies and reaffirms all of the obligations of the Borrower thereunder.

Section 17. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Third Amendment as of the date first written above by and through their duly authorized representatives.

BORROWER:
WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson Senior Vice President

And

By:	/s/ MICHAEL D. GRUBBS
Michael D. Grubbs Senior Vice President

LENDER:
RFC CONSTRUCTION FUNDING CORP., a Delaware corporation

By:	/s/ BRIAN L. CLAUSON
Brian L. Clauson Assistant Vice President

ACKNOWLEDGMENT

OF GUARANTOR

The undersigned, a guarantor of all of the debts, liabilities and obligations of William Lyon Homes, Inc., a California corporation (the “Borrower”) to RFC Construction Funding Corp., a Delaware corporation (the “Lender”) pursuant to its Guaranty Agreement dated as of September 25, 2000, as amended by a First Amendment to Guaranty Agreement dated as of March 28, 2002 and by a Second Amendment to Guaranty Agreement dated as of January 10, 2003 (as the same may be amended or restated from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Third Amendment to Loan Agreement and to Other Loan Documents, (ii) consents to the terms of the foregoing Third Amendment to Loan Agreement and to Other Loan Documents, (iii) reaffirms its obligations to the Lender under the Guaranty, and (iv) acknowledges that the Lender and the Borrower may amend, restate, extend, renew, or otherwise modify the Loan Agreement (as defined in the foregoing Third Amendment to Loan Agreement and to Other Loan Documents or any other Loan Document (as defined in the foregoing Third Amendment to Loan Agreement and to Other Loan Documents), without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty.

GUARANTOR:

WILLIAM LYON HOMES, a Delaware corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson Senior Vice President

And

By:	/s/ MICHAEL D. GRUBBS
Michael D. Grubbs Senior Vice President

EXHIBIT A TO THIRD AMENDMENT

TO LOAN AGREEMENT AND TO

OTHER LOAN DOCUMENTS

GENERAL MOTORS ACCEPTANCE CORPORATION

200 RENAISSANCE CENTER

Mailing Address:  P.O. Box 200, Detroit, Michigan 48265-2000

BRANCHES THROUGHOUT THE WORLD	EXECUTIVE OFFICES DETROIT

FORM OF

IRREVOCABLE LETTER OF CREDIT

                     , 200_

Addressee

Address

Attn:

RE:	Irrevocable Letter of Credit
	Amount:	$ , , .
	Term:	, 200_
	Applicant:	RFC Construction Funding Corp. (for William Lyon Homes, Inc., a
California corporation— )
Beneficiary:
Address

Dear Sir or Madam:

For the account of RFC Construction Funding Corp. (for William Lyon Homes, Inc., a California corporation—            ) we hereby open in your favor our Irrevocable Letter of Credit (“Credit”) for an amount not exceeding a total of

             and 00/100 U.S. dollars (U.S. $            ,            ,            .             ), effective immediately and expiring at the offices of General Motors Acceptance Corporation (“GMAC”) on                          , 200_.

Funds under this Credit are available to you against your sight draft(s) drawn on us, bearing the clause “Drawn under General Motors Acceptance Corporation                          , 200_ Irrevocable Letter of Credit for the account of RFC Construction Funding Corp. (for William Lyon Homes, Inc., a California corporation—            ) completed by you in substantially the form attached as Exhibit 1, for all or any part of this Credit.

All drafts drawn in compliance with the terms of this Credit shall be duly honored if presented together with document(s) as specified and the original of this Credit if received on or before the expiration date at:

200 Renaissance Center

Detroit, MI 48265

Attention: Managing Director and Chief Financial Officer

GMAC Mortgage Group, Inc.

Drafts presented at our office at the address set forth above no later than 10:00 a.m. shall be honored on the date of presentation, by payment, in accordance with your payment instructions that accompany each such draft. Payment under this Credit shall be made by wire transfer of immediately available funds to your account as specified in the draft.

If any amounts are available under this Credit following honor of a draft drawn under this Credit, we will endorse the amount of such draft drawn under this Credit on the reverse of this Credit and we will return this Credit to you following such honor.

This Credit sets forth in full the terms of our understanding. Such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Credit is referred to or to which this Credit relates and any such reference shall not be deemed to incorporate herein by reference any document or instrument.

This Credit, including the right to draw under this Credit, is not transferable.

All bank charges and commissions incurred in this transaction are for the applicant’s account.

We hereby agree with drawers, endorsers and bona fide holders of drafts drawn under and in compliance with the terms of this Credit that such drafts will be duly honored upon presentation to the drawee. The obligation of GMAC under this Credit is the individual obligation of GMAC, and is not contingent upon reimbursement with respect thereto.

This Credit shall be governed by and subject to the Uniform Customs and Practice for Documentary Credits (1993 version), International Chamber of Commerce Publication No. 500 (“UCP”) and to the extent not inconsistent with the UCP, laws of the State of New York, and, in the event of conflict the laws of the State of New York will control. If this Credit expires during an interruption of business as described in Article 17 of said I.C.C. publication, we agree to effect payment if this Credit is drawn against within 30 days after the resumption of business.

GENERAL MOTORS ACCEPTANCE CORPORATION

By:
Name: Title:

Exhibit 1

SIGHT DRAFT

General Motors Acceptance Corporation

200 Renaissance Center

Detroit, MI 48265

Attention: Managing Director and Chief Financial Officer

                  GMAC Mortgage Group, Inc.

            , 200_

Pay on demand to the undersigned the sum of U.S. $            . This draft is drawn under General Motors Acceptance Corporation                                  , 200_ Irrevocable Letter of Credit for the account of RFC Construction Funding Corp. (for William Lyon Homes, Inc., a California corporation—            ).

The undersigned hereby certifies that the amount specified above is due and owing to the undersigned pursuant to the terms of that certain              Agreement dated as of                     ,     , between the undersigned and William Lyon Homes, Inc., a California corporation.

The amount specified above should be paid to the undersigned by your wire transfer of the amount specified above to the following account of the undersigned:

By:

Name:

Title: